UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 North Sixth Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of First Commonwealth Financial Corporation (“First Commonwealth”) approved the 2010 Annual Incentive Plan (“AIP”) and awards under the AIP to certain executive officers. The Committee did not approve a Long-Term Incentive Plan for 2010. A summary of the material terms of the AIP follows.

Under the AIP, each participating executive has the opportunity to receive performance-restricted shares of common stock having a value equal to a percentage of his or her base salary subject to the attainment of corporate performance goals during the 2010 fiscal year.

The corporate performance goals under the AIP and their weightings are as follows:

Goal	Weighting for CEO and Bank President	Weighting for Other Participants
Earnings Per Share	40%	50%
Return on Equity	40%	50%
Non-Performing Loan Ratio*	20%	—
Total:	100%	100%

*	Non-Performing Loan Ratio is the ratio of non-performing loans plus other real estate owned as a percentage of total loans.

The AIP establishes “threshold,” “target” and “superior” levels of performance for each goal and a target award opportunity that is expressed as a percentage of the participant’s base salary. Performance at the threshold level results in a payout equal to 50% of the target award; performance at the target level results in a payout equal to 100% of the target award; and performance at the superior level results in a payout equal to 150% of the target award. Payout percentages are interpolated if actual corporate performance for a goal falls between threshold and target or between target and superior levels.

The target awards for the named executive officers under the AIP are as follows:

Executive	Target Award Base Salary Percentage	Target Award Amount
John J. Dolan, President and Chief Executive Officer	75%	$345,000

T. Michael Price, President of First Commonwealth Bank	75%	$270,375

Robert E. Rout, Executive Vice President and Chief Financial Officer	52.5%	$189,000

Sue A. McMurdy, Executive Vice President and Chief Information Officer	37.5%	$109,547

David R. Tomb, Jr., Senior Vice President, Secretary and Treasurer	37.5%	$100,500

The Committee increased the target award percentages under the AIP by 50% to offset a portion of the incentive opportunity that each named executive officer lost as a result of the suspension of the Long-Term Incentive Plan for 2010.

Awards under the AIP will be paid in the form of performance restricted shares; there will be no cash payouts under the AIP. The performance restricted shares are subject to vesting conditions and must be held for a period of five years from February 19, 2010 (the “Grant Date”). In order for the performance restricted shares to vest, the price of First Commonwealth’s common stock must attain a specified target price and maintain that price for a period of 30 days during the five-year holding period. The target price is $9.67 per share, which represents an 11.7% compounded annual rate of appreciation from the closing price of First Commonwealth’s stock on the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2010

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ Robert E. Rout
Name:	Robert E. Rout
Title:	Executive Vice President and
Chief Financial Officer